DraftKings Reports Fourth Quarter Revenue Growth of 43%

Reported Positive Net Income
Set Records for Revenue and Adjusted EBITDA

Boston, MA – February 12, 2026 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its fourth quarter and fiscal year 2025 financial results. The Company also posted a letter to shareholders and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

Fourth Quarter 2025 Highlights
For the three months ended December 31, 2025, DraftKings reported revenue of $1,989 million, an increase of $596 million, or 43%, compared to $1,393 million during the same period in 2024. The increase in the Company’s fourth quarter 2025 revenue was driven primarily by continued healthy customer engagement, efficient acquisition of new customers, and higher Sportsbook net revenue margin.

“We closed 2025 on a high note. Fourth quarter revenue increased 43% year-over-year and we achieved records for revenue and Adjusted EBITDA. Our core business is strong as we enter 2026,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “We also see a massive, incremental opportunity in DraftKings Predictions. We plan to deploy growth capital to build the best customer experience in Predictions, and acquire millions of customers. We have the playbook to execute and win.”

“We are proud to have generated positive net income in fiscal year 2025. For the year, we increased revenue 27% to above $6 billion, continued to grow Adjusted EBITDA, and repurchased 16 million shares” said Alan Ellingson, DraftKings’ Chief Financial Officer. “We have built an efficient and powerful business model and are excited to share more detail at our virtual Investor Day on March 2nd.”

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement
•Monthly Unique Payers (“MUPs”) was unchanged year-over year at 4.8 million average monthly unique paying customers in the fourth quarter of 2025. Excluding Jackpocket, MUPs increased 5% compared to the same period in 2024, reflecting strong unique payer retention and acquisition across DraftKings’ Sportsbook and iGaming product offerings.

•Average Revenue per MUP (“ARPMUP”) was $139 in the fourth quarter of 2025, representing a 43% increase compared to the same period in 2024. The increase was primarily due to higher net revenue margin across both Sportsbook and iGaming.

•Detailed financial data and other information for the fourth quarter of 2025 is available in the financial statements set forth below under the caption “Financial Results.”

Fiscal Year 2026 Guidance
•DraftKings is introducing a fiscal year 2026 revenue guidance range of $6.5 billion to $6.9 billion and a fiscal year 2026 Adjusted EBITDA guidance range of $700 million to $900 million. The Company’s guidance ranges reflect expected investment in DraftKings Predictions, line-of-sight jurisdictions launches, and disciplined planning as business conditions evolve. The Company assumes state tax rates will remain consistent with where they are today.

•The Company’s guidance ranges for fiscal year 2026 exclude potential variance related to sport outcomes and therefore does not include the modest benefit from year-to-date sport outcomes.

Mobile Sports Betting and iGaming Footprint
•DraftKings is live with mobile sports betting in 26 states and Washington, D.C., which collectively represent approximately 52% of the U.S. population.

•DraftKings is also live with iGaming in 5 states, which collectively represent approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.
Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, February 13, 2026, from 8:30 a.m. to 9:15 a.m. ET, during which management will discuss the Company’s results and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Annual Report on Form 10-K, an earnings presentation and a letter to shareholders. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on March 31, 2026.

Financial Results
DraftKings’ fourth quarter and full-year 2025 financial results, as well as the financial results for the respective comparative periods, are presented below:

DRAFTKINGS INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,127,545	$788,287
Restricted cash	7,601	16,499
Cash reserved for users	469,449	525,407
Accounts receivable	105,577	57,839
Prepaid expenses and other current assets	104,837	145,729
Total current assets	1,815,009	1,533,761
Property and equipment, net	51,081	50,550
Intangible assets, net	889,201	933,121
Goodwill	1,597,647	1,555,116
Operating lease right-of-use assets	49,810	74,917
Equity method investments	18,938	13,200
Deposits and other non-current assets	109,098	123,060
Total assets	$4,530,784	$4,283,725

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$785,441	$661,245
Liabilities to users	935,001	979,453
Operating lease liabilities, current portion	9,795	10,993
Other current liabilities	25,234	3,300
Total current liabilities	1,755,471	1,654,991
Convertible notes, net of issuance costs	1,259,096	1,256,429
Term B Loan, net of issuance costs	576,544	—
Operating lease liabilities	44,391	67,660
Warrant liabilities	—	22,033
Long-term income tax liabilities	91,618	76,375
Other long-term liabilities	172,203	195,611
Total liabilities	$3,899,323	$3,273,099

Stockholders’ equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of December 31, 2025 and 2024; 533,296 and 504,722 shares issued and 495,053 and 489,071 outstanding as of December 31, 2025 and 2024, respectively	$52	$48
Class B common stock, $0.0001 par value; 900,000 shares authorized as of December 31, 2025 and 2024; 393,014 shares issued and outstanding as of December 31, 2025 and 2024	39	39
Treasury stock, at cost; 38,243 and 15,651 shares as of December 31, 2025 and 2024, respectively	(1,392,433)	(563,146)
Additional paid-in capital	8,424,833	7,978,425
Accumulated deficit	(6,437,518)	(6,441,228)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	631,461	1,010,626
Total liabilities and stockholders’ equity	$4,530,784	$4,283,725

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,989,193	$1,392,772	$6,054,525	$4,767,699
Cost of revenue	1,074,506	834,644	3,556,947	2,950,561
Sales and marketing	442,643	368,602	1,379,880	1,264,920
Product and technology	133,555	112,063	459,912	397,114
General and administrative	186,729	216,642	673,603	764,103
Income (loss) from operations	151,760	(139,179)	(15,817)	(608,999)
Other income (expense):
Interest income (expense), net	(5,428)	8,020	(19,941)	44,300
Gain (loss) on remeasurement of warrant liabilities	3,870	3,337	4,747	(4,945)
Other gain (loss), net	(3,177)	(17,713)	38,024	(23,514)
Income (loss) before income tax and equity method investments	147,025	(145,535)	7,013	(593,158)
Income tax provision (benefit)	10,149	(11,133)	4,274	(86,341)
(Gain) loss from equity method investments	450	449	(971)	468
Net income (loss) attributable to common stockholders	$136,426	$(134,851)	$3,710	$(507,285)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.28	$(0.28)	$0.01	$(1.05)
Diluted	$0.25	$(0.28)	$(0.01)	$(1.05)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA	$343,202	$89,454	$619,987	$181,307
Adjusted Diluted Earnings (Loss) Per Share	$0.36	$0.14	$0.66	$0.24

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Years Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss) attributable to common stockholders	$3,710	$(507,285)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	275,488	270,854
Non-cash interest (income) expense, net	2,300	(15)
Stock-based compensation expense	339,311	381,367
(Gain) loss on remeasurement of warrant liabilities	(4,747)	4,945
(Gain) loss from equity method investment	(971)	468
(Gain) loss on marketable equity securities and other financial assets, net	4,406	12,940
Loss on sale of Vegas Sports Information Network, LLC	—	5,865
Deferred income taxes	(18,225)	(92,733)
Other non-cash (gain) loss, net	(35,765)	6,280
Change in operating assets and liabilities, net of effect of acquisitions:
Receivables reserved for users	60,688	248,320
Accounts receivable	(57,695)	(10,116)
Prepaid expenses and other current assets	(16,423)	(26,266)
Deposits and other non-current assets	1,950	1,701
Operating leases, net	—	130
Accounts payable and accrued expenses	132,182	(18,200)
Liabilities to users	(44,452)	110,678
Long-term income tax liability	15,243	3,565
Other long-term liabilities	5,855	25,269
Net cash flows provided by (used in) operating activities	662,855	417,767
Cash Flows from Investing Activities:
Purchases of property and equipment	(15,352)	(10,176)
Cash paid for internally developed software costs	(131,154)	(95,698)
Cash paid for gaming market access and licenses	(7,956)	(14,983)
Cash paid for acquisitions, net of cash acquired	(16,381)	(441,487)
Collection of loan receivable	11,784	—
Other investing activities	(6,938)	(4,257)
Net cash flows provided by (used in) investing activities	(165,997)	(566,601)
Cash Flows from Financing Activities:
Proceeds from Term B Loan, net	588,116	—
Repayment of Term B Loan principal	(4,500)	—
Purchase of treasury stock for RSU withholding	(257,759)	(102,897)
Proceeds from exercise of stock options	10,573	9,165
Purchase of treasury stock under Stock Repurchase Program	(571,528)	(48,067)
Proceeds from shares issued under Employee Stock Purchase Plan	15,243	—
Other financing activities	(2,601)	(2,667)
Net cash flows provided by (used in) financing activities	(222,456)	(144,466)
Net increase (decrease) in cash and cash equivalents, restricted cash, and cash reserved for users	274,402	(293,300)
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,330,193	1,623,493
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,604,595	$1,330,193

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$1,127,545	$788,287
Restricted cash	7,601	16,499
Cash reserved for users	469,449	525,407
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,604,595	$1,330,193

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in accounts payable and accrued expenses	—	3,462

Equity consideration issued in connection with acquisitions	28,708	376,702
Shares issued for contingent consideration	4,962	—
Fair value of contingent consideration in connection with acquisitions	37,785	77,965
Decrease of warrant liabilities from cashless exercise of warrants	17,287	46,484
Supplemental Disclosure of Cash Activities:
Increase (decrease) in cash reserved for users	(55,958)	184,117
Cash paid for interest	27,881	—
Cash paid for income taxes	8,236	5,268

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net income (loss) before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted Diluted Earnings (Loss) Per Share as basic or diluted earnings (loss) per share attributable to common stockholders adjusted for the impact of amortization of acquired intangible assets; discrete tax benefits attributed to acquisitions; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make decisions regarding the allocation of capital and new investments. Adjusted EBITDA and Adjusted Diluted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation) or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(amounts in thousands)	2025	2024	2025	2024
Net income (loss)	$136,426	$(134,851)	$3,710	$(507,285)
Adjusted for:
Depreciation and amortization (1)	74,002	66,099	275,488	270,854
Interest (income) expense, net	5,428	(8,020)	19,941	(44,300)
Income tax (benefit) provision (2)	10,149	(11,133)	4,274	(86,341)
Stock-based compensation (3)	103,291	110,060	339,311	381,367
Transaction-related costs (4)	6,353	2,053	13,213	26,386
Litigation, settlement, and related costs (5)	—	40,674	—	81,246
Advocacy and other related legal expenses (6)	2,000	9,746	2,000	16,049
Loss (gain) on remeasurement of warrant liabilities	(3,870)	(3,337)	(4,747)	4,945
Other non-recurring and non-operating costs (income) (7)	9,423	18,163	(33,203)	38,386
Adjusted EBITDA	$343,202	$89,454	$619,987	$181,307

(1)The amounts include the amortization of acquired intangible assets of $36.3 million and $38.6 million for the three months ended December 31, 2025 and 2024, respectively, and $149.3 million and $159.8 million for the years ended December 31, 2025 and 2024, respectively.
(2)In 2025, the Company recorded a discrete income tax benefit of $14.6 million, which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for Railbird. In 2024, the Company recorded a discrete tax benefit of $87.3 million, which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for the Jackpocket Transaction.
(3)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(4)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation and consummation of transactions and offerings that are under consideration, pending or completed, as well as integration costs related to acquisitions.
(5)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(6)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(7)This primarily includes the change in fair value of certain assets and liabilities, including a $38.0 million gain related to contingent consideration in 2025, as well as our equity method share of investee’s gains and losses and other costs relating to non-recurring and non-operating items. For 2024, this amount also includes $27.8 million in expense related to the discontinuance of our Reignmakers product offering, $7.5 million in expenses related to the termination of a market access agreement, and a $5.8 million loss on the sale of Vegas Sports Information Network, LLC, offset by $20.9 million related to gaming tax credits as a result of audits and appeals related to prior periods.

The unaudited table below presents the Company’s Adjusted Diluted Earnings (Loss) Per Share reconciled to its diluted earnings (loss) per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted earnings (loss) per share attributable to common stockholders	$0.25	$(0.28)	$(0.01)	$(1.05)
Adjusted for:
Amortization of acquired intangible assets (1)	0.07	0.08	0.30	0.33
Discrete tax benefit attributed to acquisitions (2)	(0.03)	(0.02)	(0.03)	(0.18)
Stock-based compensation (3)	0.20	0.23	0.68	0.79
Transaction-related costs (4)	0.01	—	0.03	0.05
Litigation, settlement, and related costs (5)	—	0.08	—	0.17
Advocacy and other related legal expenses (6)	0.00	0.02	0.00	0.03
Loss (gain) on remeasurement of warrant liabilities	—	(0.01)	0.00	0.01
Other non-recurring and non-operating costs (income) (7)	0.02	0.04	(0.06)	0.08
Tax impact of adjusting items (8)	(0.15)	—	(0.26)	—
Adjusted Diluted Earnings (Loss) Per Share*	$0.36	$0.14	$0.66	$0.24
_____________
*     Weighted average diluted number of shares used to calculate Adjusted Diluted Earnings (Loss) Per Share was 532.0 million and 488.0 million for the three months ended December 31, 2025 and 2024, respectively, and was 495.9 million and 482.0 million for the years ended December 31, 2025 and 2024, respectively; totals may not sum due to rounding.

(1)The amounts include the amortization of acquired intangible assets of $36.3 million and $38.6 million for the three months ended December 31, 2025 and 2024, respectively, and $149.3 million and $159.8 million for the years ended December 31, 2025 and 2024, respectively.
(2)In 2025, the Company recorded a discrete income tax benefit of $14.6 million, which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for Railbird. In 2024, the Company recorded a discrete tax benefit of $87.3 million, which was attributable to non-recurring partial releases of the Company's U.S. valuation allowance as a result of the purchase accounting for the Jackpocket Transaction.
(3)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(4)Includes capital markets advisory, consulting, accounting and legal expenses related to the evaluation, negotiation, and consummation of transactions and offerings that are under consideration, pending, or completed, as well as integration costs related to acquisitions.
(5)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to our ordinary-course business operations.
(6)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where we do not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate.
(7)This primarily includes the change in fair value of certain assets and liabilities, including a $38.0 million gain related to contingent consideration in 2025, as well as our equity method share of investee’s gains and losses and other costs relating to non-recurring and non-operating items. For 2024, this amount also includes $27.8 million in expense related to the discontinuance of our Reignmakers product offering, $7.5 million in expenses related to the termination of a market access agreement, and a $5.8 million loss on the sale of Vegas Sports Information Network, LLC, offset by $20.9 million related to gaming tax credits as a result of audits and appeals related to prior periods.
(8)Beginning in the first quarter of 2025, the Company began applying an estimated non-GAAP effective tax rate, which is 23% as of December 31, 2025. The non-GAAP effective tax rate reflects the non-GAAP tax provision commensurate with the Company’s level of non-GAAP profitability, which was determined after adjusting for the non-GAAP adjustments presented above and excluding the impact of changes in the valuation allowance.

Information reconciling forward-looking fiscal year 2026 Adjusted EBITDA guidance to its most directly comparable GAAP financial measure, net income (loss), is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliation being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, the

Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. DraftKings provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with DraftKings’ results calculated in accordance with GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or as an indicator of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games, betting experiences and event contracts trading. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 29 states, Washington, D.C., Puerto Rico, and Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in four states and in Ontario, Canada, under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports product is available in 44 states, Washington, D.C., and certain Canadian provinces. DraftKings' wholly-owned subsidiary GUS III Inc. (d/b/a DraftKings Predictions) also operates DraftKings Predictions, a standalone app and web product offering federally regulated event contracts under CFTC oversight. DraftKings is both an official sports betting and daily fantasy partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network, a multi-platform content ecosystem. DraftKings is committed to being a responsible steward of this new era in real-money gaming by developing and promoting educational information and tools to help all players enjoy our products responsibly.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions, or by statements of vision, strategy or outlook. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions, or results and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, and the potential impact of new and existing laws, regulations, or policies, including those relating to tariffs, import/export, or trade restrictions, volatile inflation and interest rates, and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

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